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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2008

Tompkins Financial Corporation
(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851

(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

          On July 23, 2008, the Company issued a press release announcing its earnings for the calendar quarter ended June 30, 2008. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

          On July 23, 2008, the Company issued a press release announcing that on July 22, 2008, its Board of Directors approved payment of a regular quarterly cash dividend of $0.34 per share, payable on August 15, 2008, to common shareholders of record on August 4, 2008. The current dividend represents a 6.3% increase over the $0.32 cash dividend paid in the second quarter of 2008. The Company also announced that its Board of Directors has authorized the repurchase of up to 150,000 shares of the Company’s outstanding common stock. Purchases may be made on the open market or in privately negotiated transactions, over the next 24 months. This share repurchase program replaces a program that was previously approved by the Company’s Board of Directors in July 2006, and expired this month. Over the life of the program approved in 2006, the Company repurchased 420,575 shares. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Tompkins Financial Corporation dated July 23, 2008
99.2	Press Release of Tompkins Financial Corporation dated July 23, 2008

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: July 24, 2008	By:	/s/ Stephen S. Romaine

Stephen S. Romaine
President and CEO

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT DESCRIPTION	PAGE

99.1	Press Release of Tompkins Financial Corporation dated July 23, 2008
99.2	Press Release of Tompkins Financial Corporation dated July 23, 2008